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                                                                 Exhibit (a)(ii)

                                  FORM OF PROXY

                            THE REPUBLIC CORPORATION

                         SPECIAL MEETING OF SHAREHOLDERS
                          to be held ___________, 2005

                      THIS REVOCABLE PROXY IS SOLICITED BY
               THE BOARD OF DIRECTORS OF THE REPUBLIC CORPORATION

         The undersigned shareholder of The Republic Corporation, a Texas corporation ("the "Company"), hereby appoints John Davis and Jeff Mangino (the "Proxies"), and each of them, with full power to act alone and with full power of substitution and revocation, as proxies of the undersigned to attend the special meeting of shareholders of the Company to be held at the offices of The First National Bank in Trinidad, 100 East Main Street, Trinidad, Colorado, on __________, 2005 at ____ _.m. local time, and any adjournment or postponement thereof, and to vote all of the shares of common stock, par value $1.00, that the undersigned would be entitled to vote if personally present upon the following item and to vote according to their discretion on any other matter which may properly be presented for action at said meeting or any adjournment or postponement thereof:

1. RATIFICATION OF LAWFUL ACT BY BOARD OF DIRECTORS. The ratification of all lawful acts by the Company's board of directors taken since March 23, 2001.

                      [ ] For      [ ] Against      [ ] Abstain

2. AMENDMENT TO ARTICLE I OF THE COMPANY'S ARTICLES OF INCORPORATION. The approval and adoption of the proposed amendment Article I of the Company's Articles of Incorporation changing the name of the Company to "Republic Trinidad Corporation."

                      [ ] For      [ ] Against      [ ] Abstain

3. AMENDMENT TO ARTICLE IV OF THE COMPANY'S ARTICLES OF INCORPORATION. The approval and adoption of the proposed amendment Article IV of the Company's Articles of Incorporation providing for perpetual existence of the Company.

                      [ ] For      [ ] Against      [ ] Abstain

4. APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. The approval and adoption of the Agreement and Plan of Merger, dated December 2, 2004, between the Company and Republic Merger Corp., a wholly-owned subsidiary of the Company, as described in the Proxy Statement, dated ___________, 2005.

                      [ ] For      [ ] Against      [ ] Abstain

         The undersigned hereby ratifies and confirms all that said Proxies, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement accompanying it.

         This Proxy will be voted as specified by you above, or if no choice is specified, this Proxy will be voted "For" the proposal set forth above.

         Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please provide full corporate name and name and capacity of the authorized officer signing on behalf of such corporation. If a partnership, please provide partnership name and name and capacity of the person signing on behalf of such partnership.


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Dated:              , 2005
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                                         Signature:
                                                   ----------------------------

                                         Signature:
                                                   ----------------------------
                                         (If held jointly)


SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.